                                                                    EXHIBIT 3.10

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             TRINITY RAIL GROUP, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF MEMBERSHIP INTERESTS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT.

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF
                             TRINITY RAIL GROUP, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
ARTICLE I           DEFINITIONS                                                                                           1
         1.1.       Definitions...................................................................................        1
         1.2.       Other Definitional Provisions.................................................................        2

ARTICLE II          FORMATION                                                                                             2
         2.1.       Name and Formation............................................................................        2
         2.2.       Principal Place of Business...................................................................        2
         2.3.       Registered Office and Agent...................................................................        2
         2.4.       Duration......................................................................................        2
         2.5.       Purposes and Powers...........................................................................        2

ARTICLE III         RIGHTS AND DUTIES OF MANAGERS                                                                         3
         3.1.       Management....................................................................................        3
         3.2.       Number and Qualifications.....................................................................        3
         3.3.       Election......................................................................................        3
         3.4.       Vacancy.......................................................................................        3
         3.5.       Removal.......................................................................................        3
         3.6.       Place of Meetings.............................................................................        3
         3.7.       Annual Meetings...............................................................................        3
         3.8.       Regular Meetings..............................................................................        3
         3.9.       Special Meetings..............................................................................        3
         3.10.      Quorum........................................................................................        3
         3.11.      Attendance and Waiver of Notice...............................................................        4
         3.12.      Actions Without a Meeting and Telephone Meetings..............................................        4
         3.13.      Compensation..................................................................................        4
         3.14.      Officers......................................................................................        4
         3.15.      Indemnification...............................................................................        4

ARTICLE IV          RIGHTS AND DUTIES OF THE MEMBER                                                                       5
         4.1.       Place of Meetings.............................................................................        5
         4.2.       Annual and Special Meetings...................................................................        5
         4.3.       Actions Without a Meeting.....................................................................        5
         4.4        Voting for Managers...........................................................................        5
         4.5        Number........................................................................................        5

ARTICLE V           CAPITALIZATION                                                                                        5
         5.1.       Capital Contributions.........................................................................        5
         5.2.       Withdrawal or Reduction of Capital Contributions..............................................        5
         5.3.       Liability of the Member.......................................................................        6

ARTICLE VI          DISTRIBUTIONS                                                                                         6
         6.1.       Distributions.................................................................................        6
         6.2.       Limitation Upon Distribution..................................................................        6

ARTICLE VII         BOOKS AND ACCOUNTS                                                                                    6
         7.1.       Records and Reports...........................................................................        6
         7.2.       Returns and Other Elections...................................................................        6

ARTICLE VIII        DISSOLUTION AND TERMINATION                                                                           6
         8.1.       Dissolution...................................................................................        6
         8.2.       Distribution of Assets Upon Dissolution.......................................................        7
         8.3.       Articles of Dissolution.......................................................................        7

ARTICLE IX  TRANSFERS OF MEMBERSHIP INTEREST                                                                              7

ARTICLE X  MISCELLANEOUS PROVISIONS                                                                                       7
         10.1.      Notices.......................................................................................        7
         10.2.      Application of Texas Law......................................................................        8
         10.3.      Headings and Sections.........................................................................        8
         10.4.      Amendments....................................................................................        8
         10.5.      Number and Gender.............................................................................        8
         10.6.      Binding Effect................................................................................        8
         10.7.      Counterparts..................................................................................        8

Attachment:    Exhibit A

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             TRINITY RAIL GROUP, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

         This Limited Liability Company Agreement of Trinity Rail Group, LLC, dated December 28, 2001, is hereby duly adopted as the limited liability company agreement of Trinity Rail Group, LLC, a Delaware limited liability company, by the Managers, and is hereby ratified, confirmed and approved as such by the Member.

                                   ARTICLE I

                                  DEFINITIONS

         1.1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

                  "ACT" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  "AGREEMENT" means this Limited Liability Company Agreement of the Company as originally adopted and amended from time to time.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day that is a nationally recognized holiday.

                  "CAPITAL CONTRIBUTION" means any contribution to the capital of the Company in cash or property by the Member whenever made.

                  "CERTIFICATE" means the Certificate of Formation of the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY" means Trinity Rail Group, LLC, a Delaware limited liability company.

                  "FISCAL YEAR" means the Company's fiscal year, which shall be the calendar year.

                  "MAJORITY" means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

                  "MANAGER" means each Person designated as a Manager on Exhibit A, attached hereto and hereby made a part hereof, or any other Person or Persons that succeed such Person or Persons in that capacity or are elected to act as additional Managers of the Company as provided herein.

                  "MEMBER" means Trinity Industries, Inc., a Delaware corporation.

                  "MEMBERSHIP INTEREST" means the entire equity interest (or "limited liability company interest" as that term is used in the Act) of the Member in the Company and all rights and liabilities associated therewith, which shall be expressed as a percentage on Exhibit A.

                  "PERSON" means a natural person or any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate, governmental entity or other entity.

         1.2. OTHER DEFINITIONAL PROVISIONS. All terms used in this Agreement that are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used herein in the singular shall import the plural and vice versa.

                                   ARTICLE II

                                   FORMATION

         2.1. NAME AND FORMATION. The name of the Company is "Trinity Rail Group, LLC." The Company was formed as a limited liability company upon the issuance of the Certificate to the Company on December 28, 2001, pursuant to the Act.

         2.2. PRINCIPAL PLACE OF BUSINESS. The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place of business and principal office at any other place or places as the Managers may from time to time deem necessary or advisable.

         2.3. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Company shall be the registered office and registered agent named in the Certificate and set forth on Exhibit A. The Company may change the registered office and registered agent as the Managers may from time to time deem necessary or advisable.

         2.4. DURATION. The period of duration of the Company is perpetual from the date its Certificate was filed with the Secretary of State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

         2.5.     PURPOSES AND POWERS.

                  (a) The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

                  (b) The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in the Certificate and this Agreement.

                                   ARTICLE III

                         RIGHTS AND DUTIES OF MANAGERS

         3.1. MANAGEMENT. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by the Act or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company.

         3.2. NUMBER AND QUALIFICATIONS. The number of Managers of the Company shall not be less than one (1) nor more than five (5), as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers need not be residents of the State of Delaware. The Managers in their discretion may elect a chairman of the Managers who shall preside at meetings of the Managers.

         3.3. ELECTION. At the first annual meeting of the Member and at each annual meeting thereafter, the Member shall elect one or more Managers to hold office until the next succeeding annual meeting. Unless removed in accordance with this Agreement, each Manager shall hold office for the term for which such Person is elected and until such Person's successor shall be elected and qualified.

         3.4. VACANCY. Any vacancy occurring for any reason in the number of Managers shall be filled by the Member. A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

         3.5. REMOVAL. At a meeting called expressly for such purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the Member.

         3.6. PLACE OF MEETINGS. All meetings of the Managers of the Company may be held either within or without the State of Delaware.

         3.7. ANNUAL MEETINGS. The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of the Member, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.

         3.8. REGULAR MEETINGS. Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Managers.

         3.9. SPECIAL MEETINGS. Special meetings of the Managers may be called by any Manager on three (3) days' notice to each Manager, either personally or by mail, telephone or by telecopy.

         3.10. QUORUM. At all meetings of the Managers, the presence of a Majority shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. At a meeting at which a quorum is present, the act of a Majority shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.11. ATTENDANCE AND WAIVER OF NOTICE. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

         3.12. ACTIONS WITHOUT A MEETING AND TELEPHONE MEETINGS. Notwithstanding any provision contained in this Article III, all actions of the Managers provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action which may be taken by the Managers without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the Managers constituting not less than the minimum number of Managers that would be necessary to take such action at a meeting at which all the Managers entitled to vote on the action were present and voted.

         3.13. COMPENSATION. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by the Member. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

         3.14. OFFICERS. The Managers may, from time to time, designate one or more persons to be officers of the Company. No officer need be a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers, including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer. Each officer shall hold office until such person's successor shall be duly designated and shall qualify or until such person's death or until such person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

         3.15. INDEMNIFICATION. The Managers shall be indemnified and held harmless by the Company, including advancement of expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs, but excluding those caused by the gross negligence or willful misconduct of the Manager, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the Managers may have against third parties. THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY'S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY'S WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. THE INDEMNIFIED PARTY WOULD NOT HAVE ENTERED THIS AGREEMENT IF NOT FOR THIS INDEMNIFICATION.

                                   ARTICLE IV

                        RIGHTS AND DUTIES OF THE MEMBER

         4.1. PLACE OF MEETINGS. All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Member and set forth in the respective notice or waivers of notice of such meeting.

         4.2. ANNUAL AND SPECIAL MEETINGS. The annual and special meetings of the Member for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.

         4.3. ACTIONS WITHOUT A MEETING. Notwithstanding any provision contained in this Article IV, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

         4.4      VOTING FOR MANAGERS. Managers shall be elected by the Member.

         4.5 NUMBER. There shall be only one (1) Member of the Company, that being Trinity Industries, Inc., a Delaware corporation, its successor or assignee.

                                    ARTICLE V

                                 CAPITALIZATION

         5.1.     CAPITAL CONTRIBUTIONS.

                  (a) Upon the execution of this Agreement, the Member shall contribute cash or property to the Company in the amount set forth as the Capital Contribution of such Member on Exhibit A attached hereto. Such cash or property shall be the Capital Contribution of the Member and, upon such contribution, the Member shall receive its Membership Interest.

                  (b) If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional contributions to the capital of the Company.

                  (c) No Member shall be paid interest on any Capital Contribution.

         5.2.     WITHDRAWAL OR REDUCTION OF CAPITAL CONTRIBUTIONS.

                  (a) The Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.

                  (b) Except as may be otherwise specifically provided in this Agreement, the Member shall have the right to withdraw all or any part of its Capital Contribution.

         5.3. LIABILITY OF THE MEMBER. The Member shall not be liable for the debts, liabilities or obligations of the Company beyond its Capital Contributions. The Member shall not be required to contribute to the capital of, or to loan any funds to, the Company.

                                   ARTICLE VI

                                 DISTRIBUTIONS

         6.1. DISTRIBUTIONS. Subject to Section 6.2, the Company shall make all distributions as such times as determined by the Member.

         6.2. LIMITATION UPON DISTRIBUTION . No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of its Capital Contributions.

                                   ARTICLE VII

                               BOOKS AND ACCOUNTS

         7.1. RECORDS AND REPORTS. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

         7.2. RETURNS AND OTHER ELECTIONS. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Member within seventy-five (75) days after the end of each Fiscal Year of the Company. All elections permitted to be made by the Company under federal or state laws shall be made by the Managers with the consent of the Member.

                                  ARTICLE VIII

                          DISSOLUTION AND TERMINATION

         8.1.     DISSOLUTION.

                  (a) The Company shall be dissolved upon the first of the following to occur:

                           (i)      Upon the election to dissolve the Company by
the Member;

                           (ii)     Upon the death, retirement, resignation,
expulsion, bankruptcy, legal incapacity or dissolution of the Member, or the occurrence of any other event which terminates the continued membership of the Member; or

                           (iii)    The entry of a decree of judicial
dissolution under the Act.

                  (b) Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article VIII.

                  (c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

                  (d) Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however, that the Managers may distribute assets of the Company in kind to the Member to the extent practicable.

         8.2. DISTRIBUTION OF ASSETS UPON DISSOLUTION. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

                  (a) First, to creditors, in the order of priority as provided by applicable law, except those to the Member on account of its Capital Contributions; and

                  (b) Second, any remainder shall be distributed to the Member.

         8.3. CERTIFICATE OF CANCELLATION. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Member according to its respective rights and interests, the Certificate of Cancellation shall be executed on behalf of the Company by the Managers or the Member and shall be filed with the Secretary of State of Delaware, and the Managers and the Member shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

                                   ARTICLE IX

                       TRANSFERS OF MEMBERSHIP INTERESTS

         The member may sell, assign or otherwise transfer all or any portion of the Member's Membership Interest at any time to any Person.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1.    NOTICES.

                  (a) All notifications, notices, demands or requests provided for, or permitted to be given, pursuant to this Agreement must be in writing.

                  (b) All notifications, notices, demands and requests to be sent to the Company or to any Manager shall be deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) certified or registered mail, return receipt requested; (ii) Federal Express or other comparable overnight courier with regular, daily service; (iii) hand delivery; or (iv) telecopy during normal business hours to the place of business of the recipient, addressed or telecopied, as the case may be, to the Manager or the Company at the last known address or telecopy number of such Person, or at such other address or telecopy number as that Manager may from time to time specify by written notice to the Company.

                  (c) All notices, notifications, demands or requests so given shall be deemed given and received (i) if mailed, seven (7) days after being deposited in the mail; (ii) if sent via overnight courier, the next Business Day after the date marked for delivery; (iii) if hand delivered, the next Business Day after being hand delivered; or (iv) if telecopied, the next Business Day after being telecopied.

                  (d) The parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses, and each shall have the right to specify as its address any other address by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 10.1(b); provided, however, that to be effective any such notice must be actually received (as evidenced by a return receipt).

         10.2. APPLICATION OF DELAWARE LAW. This Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Delaware, and specifically the Act.

         10.3. HEADINGS AND SECTIONS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

         10.4. AMENDMENTS. Except as otherwise expressly set forth in this Agreement, this Agreement may be amended, supplemented or restated only upon the written consent of the Member. Upon obtaining the approval of any amendment to the Certificate, the Managers shall cause the Certificate of Amendment in accordance with the Act to be prepared, and such Certificate of Amendment shall be executed by at least one Manager and shall be filed in accordance with the Act.

         10.5. NUMBER AND GENDER. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, the singular shall include the plural.

         10.6. BINDING EFFECT. Except as herein otherwise provided to the contrary, this Amendment shall be binding upon and inure to the benefit of the Member, its distributees, heirs, legal representatives, executors, administrators, successors and assigns.

         10.7. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGES TO FOLLOW.

         IN WITNESS WHEREOF, the undersigned, being the Managers of the Company, have caused this Agreement to be duly adopted by the Company on this 28th day of December, 2001.

                                            /s/ TIMOTHY R. WALLACE
                                            -----------------------------------
                                            TIMOTHY R. WALLACE

                                            /s/ MICHAEL E. FLANNERY
                                            -----------------------------------
                                            MICHAEL E. FLANNERY

                                            /s/ JOHN L. ADAMS
                                            -----------------------------------
                                            JOHN L. ADAMS

         The undersigned, being the sole Member of the Company, does hereby ratify, confirm and approve the adoption of this Agreement as the limited liability company agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement on this 28th day of December, 2001.

                            TRINITY INDUSTRIES, INC.,
                            a Delaware corporation

                            By:    /s/ MICHAEL G. FORTADO
                                   --------------------------------------------
                                   Michael G. Fortado,
                                   Vice President and Corporate Secretary

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            TRINITY RAIL GROUP , LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                    EXHIBIT A

1.       Name of Company:                   Trinity Rail Group, LLC

         Address of Company:                2521 State Street
                                            Chicago Heights, Illinois 60411-0218

                                            Telephone Number: (708) 757-5900
                                            Facsimile Number: (708) 757-4112

2.       Registered Agent and               The Corporation Trust Company
         Registered Office:                 1209 Orange Street
                                            Wilmington, Delaware 19801

3.       Managers:

         a.       Name of Manager:          John L. Adams

                  Address:                  2525 Stemmons Freeway
                                            Dallas, TX 75207-2401

                                            Telephone Number: (214) 589-2500
                                            Facsimile Number: (214) 589-8910


         b.       Name of Manager:          Michael E. Flannery

                  Address:                  2521 State Street
                                            Chicago Heights, Illinois 60411-0218

                                            Telephone Number: (708) 757-2252
                                            Facsimile Number: (708) 757-4112

         c.       Name of Manager:          Timothy R. Wallace

                  Address:                  2525 Stemmons Freeway
                                            Dallas, TX 75207-2401

                                            Telephone Number: (214) 589-8568
                                            Facsimile Number: (214) 589-8910

4.       Member:

         a.       Name of Member:           Trinity Industries, Inc.

                  Address:                  2525 Stemmons Freeway
                                            Dallas, Texas  75207-2401

                  Telephone Number:         Telephone Number: (214) 631-4420
                  Facsimile Number:         Facsimile Number: (214) 589-8824

                  Capital Contribution:     $1,000

                  Membership Interest:      100%

                  Date Became Member:       December 28, 2001